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                                                                      Exhibit 11

                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.


                                                                                 Nine Months Ended
                                                                                   September 30,
                                                                  -----------------------------------------------
Earnings Per Common Share                                                   2005                         2004

     Basic                                                               $     0.77                   $     0.46
     Average Shares Outstanding                                           7,093,486                    7,018,229
     Diluted                                                             $     0.73                   $     0.44
     Average Shares Outstanding (including dilutive
     effect of options and warrants)                                      7,534,804                    7,328,545

                                                                                 Three Months Ended
                                                                                    September 30,
                                                                  -----------------------------------------------
Earnings Per Common Share                                                   2005                         2004

     Basic                                                               $     0.32                   $     0.14
     Average Shares Outstanding                                           7,119,872                    7,028,567
     Diluted                                                             $     0.30                   $     0.14
     Average Shares Outstanding (including dilutive
     effect of options and warrants)                                      7,576,623                    7,378,229